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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant


Name of Subsidiary                             State of Incorporation
------------------                             ----------------------


Mortgage Portfolio Services, Inc.              Delaware
NAFCO, Inc.                                    Delaware
Construction Portfolio Funding, Inc.           Texas
Stanwich Holdings, Inc.*                       Delaware
Stanwich Financial Services Corp.*             Rhode Island


*Since March 2, 1998